Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re: Eddie Bauer Holdings, Inc., et al.,	Case No. 09-10299 (MFW)
Debtors	Chapter 11
Jointly Administered

INITIAL MONTHLY OPERATING REPORT

File report and attachments with Court and submit copy to United States Trustee within 15 days after order for relief.

Certificates of insurance must name United States Trustee as a party to be notified in the event of policy cancellation. Bank accounts and checks must bear the name of the debtor, the case number, and the designation “Debtor in Possession.” Examples of acceptable evidence of Debtor in Possession Bank accounts include voided checks, copy of bank deposit agreement/certificate of authority, signature card, and/or corporate checking resolution.

REQUIRED DOCUMENTS	Document Attached	Explanation Attached
12-Month Cash Flow Projection (Form IR-1)	Exhibit A
Certificates of Insurance:
Workers Compensation	Exhibit B
Property	Exhibit B
General Liability	Exhibit B
Vehicle	Exhibit B
Other:
Identify areas of self-insurance w/liability caps
Evidence of Debtor in Possession Bank Accounts
Tax Escrow Account	Exhibit C
General Operating Account	Exhibit C
Money Market Account pursuant to Local Rule 4001-3. Refer to	Exhibit C
http://www.deb.uscourts.gov/
Retainers Paid (Form IR-2)	Exhibit D

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the documents attached are true and correct to the best of my knowledge and belief.

/s/ Marvin Edward Toland	7/2/2009
Signature of Authorized Individual*	Date

Marvin Edward Toland	CFO
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

FORM IR

(4/07)

In re: Eddie Bauer Holdings, Inc., et al.,	Case No. 09-10299 (MFW)
Debtors	Chapter 11
Jointly Administered

CASH FLOW PROJECTIONS FOR THE 3 MONTH PERIOD: JUNE 2009 THROUGH AUGUST 2009 (1)

This schedule must be filed with the Court and a copy submitted to the United States Trustee within 15 days after the order for relief. Amended cash flow projections should be submitted as necessary.

($ in 000’s)	Fiscal Month June	Fiscal Month July	Fiscal Month August	Fiscal Month —	Fiscal Month —	Fiscal Month —	Fiscal Month —	Fiscal Month —	Fiscal Month —	Fiscal Month —	Fiscal Month —	Fiscal Month —	Total
Cash Beginning of Month	$701	$3,600	$3,600										$701
RECEIPTS
CASH SALES (2)	72,512	51,136	55,279										178,927
LOANS AND ADVANCES (3)	26,787	14,968	10,883										52,638

TOTAL RECEIPTS	99,298	66,104	66,162										231,565

DISBURSEMENTS
PAYROLL & BENEFITS	12,876	12,084	12,066										37,026
MERCHANDISE PAYMENTS	34,359	27,612	26,525										88,496
RENT & OCCUPANCY	9,752	7,000	8,350										25,102
OTHER OPERATING	21,243	14,320	13,515										49,078
CAPITAL EXPENDITURES	1,203	1,600	2,983										5,786
PROFESSIONAL FEES	4,685	695	2,455										7,835
FINANCING COSTS	2,901	163	269										3,332
UTILITY DEPOSITS	800	—	—										800
OTHER NON-ORDINARY COURSE (4)	2	9,530	—										9,532
CHANGE IN FLOAT	8,579	(6,900)	—										1,679

TOTAL DISBURSEMENTS	96,400	66,104	66,162										228,666

NET CASH FLOW	2,899	—	—										2,899

Cash End of Month	$3,600	$3,600	$3,600										$3,600

NOTES:

1	Due to the sale process and its unknown impact to operations, the Debtors’ do not currently have a sufficient basis on which to project monthly cash flows beyond August.

2	Cash sales are net of approximately $7 MM of net funding to Canadian operations

3	Loans and Advances are net of any revolver pay downs

4	Other Non-Ordinary Course include US Trustee Fees as well as $9.5 MM of projected interest swap breakage fees

FORM IR-1

(4/07)

ACORDTM CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 07/06/2009

PRODUCER

Aon Risk Insurance Services West, Inc.

San Francisco CA office

199 Fremont Street

Suite 1500

San Francisco CA 94105 USA

PHONE-(415) 486-7000 FAX-415) 486-7029

INSURED

Eddie Bauer, Inc.

10401 NE 8th St. Suite 500

Bellevue WA 98004 USA

Holder Identifier: THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURERS AFFORDING COVERAGE NAIC #

INSURER A: National Union Fire Ins Co of Pittsburgh 19445

INSURER B: Commerce & Industry Ins Co 19410

INSURER C: Illinois National Insurance Co 23817

INSURER D: Insurance Company of the State of PA 19429

INSURER E: Liberty Insurance Underwriters, Inc. 19917

COVERAGES SLR applies per terms and conditions of the policy

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. LIMITS SHOWN ARE AS REQUESTED

INSR LTR ADD’L INSRD TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE DATE(MM\DD\YY) POLICY EXPIRATION DATE(MM\DD\YY) LIMITS

A GENERAL LIABILITY GL1872029 10/01/08 10/01/09 EACH OCCURRENCE $1,000,000

COMMERCIAL GENERAL LIABILITY CLAIMS MADE |X | OCCUR

DAMAGE TO RENTED PREMISES (Ea occurence) $1,000,000

MED EXP (Any one person) Excluded

PERSONAL & ADV INJURY $1,000,000

GENERAL AGGREGATE $2,000,000

GEN’L AGGREGATE LIMIT APPLIES PER: POLICY PROJECT LOC

PRODUCTS - COMP/OP AGG $1,000,000

Deductible $50,000

A B AUTOMOBILE LIABILITY

ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS CA9725630

AOS CA9725631 MA 10/01/08 10/01/08 10/01/09

10/01/09 COMBINED SINGLE LIMIT (Ea accident) $2,000,000

BODILY INJURY (Per person)

HIRED AUTOS NON OWNED AUTOS

BODILY INJURY (Per accident)

PROPERTY DAMAGE (Per accident)

GARAGE LIABILITY AUTO ONLY - EA ACCIDENT

ANY AUTO

OTHER THAN AUTO ONLY: EA ACC

AGG

E EXCESS /UMBRELLA LIABILITY LQ1B71183986O46 10/01/08 10/01/09 EACH OCCURRENCE $5,000,000

OCCUR CLAIMS MADE

DEDUCTIBLE

RETENTION

AGGREGATE $5,000,000

D WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY 10/01/08 10/01/09 X WC STATUTORY LIMITS OTHER

D D ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER /MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below WC4800922 ADS

WC4800923 CA WC4800924 FL 10/01/08 10/01/08 10/01/09 10/01/09 E.L. EACH ACCIDENT $1,000,000

E.L. DISEASE-EA EMPLOYEE $1,000,000

E.L. DISEASE-POLICY LIMIT $1,000,000

OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Evidence of Insurance Certificate No: 570035374215

CERTIFICATE HOLDER CANCELLATION

U.S. Department of Justice office of the United States Trustee, District of Delaware, J. Caleb Boggs, Federal Building 844 King St. Suite 2207, Lockbox 35 Wilmington DE 19801 USA SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

Aon Risk Insurance Services West Inc.

ACORD 25 (2001/08) ACORD CORPORATION 1988

Attachment to ACORD Certificate for Eddie Bauer, Inc.

The terms, conditions and provisions noted below are hereby attached to the captioned certificate as additional description of the coverage afforded by the insurer(s). This attachment does not contain all terms, conditions, coverages or exclusions contained in the policy.

INSURER

INSURED

Eddie Bauer, Inc. INSURER

10401 NE 8th St. Suite 500

Bellevue WA 98004 USA INSURER

INSURER

INSURER

If a policy below does not include limit information, refer to the corresponding policy on the ACORD certificate form for policy limits.

ADDITIONAL POLICIES

INSR LTR ADD’L INSRD TYPE OF INSURANCE POLICY NUMBER POLICY DESCRIPTION POLICY EFFECTIVE DATE POLICY EXPIRATION DATE LIMITS

WORKERS COMPENSATION

D WC4800925

OR 10/01/08 10/01/09

D WC4800926 TX 10/01/08 10/01/09

D WC4800927 ND, WA, WI, WV, WY 10/01/08 10/01/09

C WC4801287 OH 10/01/08 10/01/09

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Certificate No: 570035374215

Key Center

601 108th Avenue NE, Suite 1400

Bellevue, WA 98004

425-455-5333

FACTORY MUTUAL INSURANCE COMPANY

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the Policy.

TITLE OF INSURED:

EDDIE BAUER HOLDINGS INC.

Policy No: UW320

Account No: 1-50209 Effective: 01-Mar-2009

Expires: 01-Mar-2010

Description & Location of Property Covered: Index No: 000920.00

Real and Personal Property VARIOUS LOCATIONS REDMOND, WA 98052 Ins Loc: VARS

COVERAGE IN FORCE: (Subject to limits of liability, deductibles and all conditions in the policy)

Insurance Provided:

PROPERTY DAMAGE Peril:

ALL RISK Limit of Liability: $500,000,000

ADDITIONAL INTERESTS: (See Page 2)

Additional interests under the policy, consisting of, but not limited to mortgagees, lenders loss payees, loss payees, and additional named insureds, are covered in accordance with Certificates of Insurance issued to such interests and on file with this Company. Loss, if any, shall be payable to such additional interests, as their interests may appear, and in accordance with loss payment provisions of the policy.

Mailing:

U.S. DEPARTMENT OF JUSTICE

OFFICE OF THE UNITED STATES TRUSTEE

DISTRICT OF DELAWARE

WILMINGTON, DE 19801 Certificate: 00300-001

Effective Date: 06-Jul-2009

By /s/ Stanley S. Hoffman

Authorized Signature Date

STANLEY S HOFFMAN 06-Jul-2009

1 of 3

Key Center

601 108th Avenue NE, Suite 1400

Bellevue, WA 98004

425-455-5333

FACTORY MUTUAL INSURANCE COMPANY

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the policy.

TITLE OF INSURED:

EDDIE BAUER HOLDINGS INC.

Policy No: UW320 Account No: 1-50209 Effective: 01-Mar-2009 Expires: 01-Mar-2010

ADDITIONAL INTERESTS:

Type - Loss Payee in accordance with the Additional Interests clause stated above.

Name - U.S. DEPARTMENT OF JUSTICE

Address - OFFICE OF THE UNITED STATES TRUSTEE

DISTRICT OF DELAWARE

J. Caleb Boggs Federal Building

844 King Street, Suite 2207, Lockbox 35

WILMINGTON, DE 19801

Coverage includes the following per the terms and conditions of Policy No. UW320:

Real and Personal Property, Machinery and Equipment, Tenants Improvements and Betterments, Coverage in Force is All Risks of Direct Physical Loss or damage including Wind, Flood and Earthquake, except where excluded. Replacement cost coverage with no coinsurance provision applies subject to the Valuation clause in Loss Adjustment and Settlement, Section D. Valuation is on a Repair or Replace basis.

Earth Movement Limit - $100,000,000 except

$50,000,00 for property located in the Pacific Northwest Seismic Zone $6,000,000 for property located in High Hazard Zones for Earth Movement $5,000,000 for property located in the New Madrid Seismic Zone

Flood Limit - $100,000,000

Deductibles:

$100,000 combined all coverages, per Occurrence, except as follows:

Earthquake

3% PD/TE combined subject to a minimum deductible of $100,000 for PD & TE combined, per Location for Locations in High Hazard Zones for Earthmovement and Group B listing of New Madrid Seismic Zone and Locations in the Pacific Northwest Seismic Zone

1% PD/TE combined, subject to a minimum deductible of $100,000 for PD & TE combined, per Location for Locations in Group A listing of the New Madrid Seismic Zone

Wind

$500,000 combined all coverages, per Occurrence as respects Automatic coverage and

Miscellaneous Unnamed Locations in 1st Tier Wind Counties and 2nd Tier Wind Counties

5% PD/TE subject to a minimum deductible of $100,000 PD/TE combined, per Location for all other Locations in 1st Tier Wind Counties

2 of 3 CERTIFICATE: 00300-001

Key Center

601 108th Avenue NE, Suite 1400

Bellevue, WA 98004

425-455-5333

FACTORY MUTUAL INSURANCE COMPANY

CERTIFICATE OF INSURANCE

We hereby certify that insurance coverage is now in force with our Company as outlined below. This certificate does not amend, extend or alter the coverage afforded by the policy.

TITLE OF INSURED:

EDDIE BAUER HOLDINGS INC.

Policy No: UW320 Account No: 1-50209 Effective: 01-Mar-2009 Expires: 01-Mar-2010

3% PD/TE subject to a minimum deductible of $100,000 PD/TE combined, per Location for all other Locations in 2nd Tier Wind Counties

3 of 3 CERTIFICATE: 00300-001

Explanation for Evidence of Debtor in Possession Bank Accounts:

By Order entered on June 18, 2009, the Court authorized the Debtors to maintain and continue using their existing prepetition cash management system, dispensed with the requirement that the Debtors established new bank accounts as of the petition date and authorized the Debtors to maintain and continue to use all of their corporate bank accounts. A copy of the Order Granting Motion of the Debtors (A) Authorizing the Continued Use of Existing Cash Management System, Bank Accounts, Business Forms and Investment Guidelines; (B) Granting Postpetition Intercompany Claims Administrative Status and (C) Authorizing Continued Intercompany Arrangements and Historical Practices, D.I. 58, and related motion, D.I. 6, are attached hereto.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: EDDIE BAUER HOLDINGS, INC., et al.,[1] Debtors.	Chapter 11 Case No. 09-12099 (MFW) Joint Administration Pending Docket Ref. No. 6

ORDER GRANTING MOTION (A) AUTHORIZING THE CONTINUED USE OF

EXISTING CASH MANAGEMENT SYSTEM, BANK ACCOUNTS, BUSINESS FORMS

AND INVESTMENT GUIDELINES; (B) GRANTING POSTPETITION

INTERCOMPANY CLAIMS ADMINISTRATIVE STATUS;

AND (C) AUTHORIZING CONTINUED PERFORMANCE UNDER

INTERCOMPANY ARRANGEMENTS AND HISTORICAL PRACTICES

Upon consideration of the motion (the “Motion”)2 of the Debtors for entry of an order (a) authorizing and approving the Debtors to continue use of their existing cash management system (the “Cash Management System”), bank accounts, business forms and investment guidelines; (b) granting postpetition intercompany claims administrative status and (c) authorizing the Debtors’ to continue intercompany arrangements and historical practices; and it appearing that the relief requested is in the best interests of the Debtors’ estates, their creditors and other parties-in-interest; and upon consideration of the First Day Declaration; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334;

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eddie Bauer Holdings, Inc., a Delaware corporation (2352); Eddie Bauer, Inc., a Delaware corporation (9737); Eddie Bauer Fulfillment Services, Inc., a Delaware corporation (0882); Eddie Bauer Diversified Sales, LLC, a Delaware limited liability company (1567); Eddie Bauer Services, LLC, an Ohio limited liability company (disregarded), Eddie Bauer International Development, LLC, a Delaware limited liability company (1571); Eddie Bauer Information Technology, LLC, a Delaware limited liability company (disregarded); Financial Services Acceptance Corporation, a Delaware corporation (7532); and Spiegel Acceptance Corporation, a Delaware corporation (7253). The mailing address for Eddie Bauer Holdings, Inc. is 10401 N.E. 8th Street, Suite 500, Bellevue, WA 98004. On or about the Petition Date, Eddie Bauer of Canada, Inc. and Eddie Bauer Customer Services, Inc., affiliates of the Debtors, commenced a proceeding before the Superior Court of Justice, Commercial List, for the Judicial District of Ontario, for a plan of compromise or arrangement under the Companies’ Creditors Arrangement Act.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

and it appearing that this Motion is a core proceeding pursuant to 28 U.S.C. § 157; and adequate notice of the Motion and opportunity for objection having been given; and it appearing that no other notice need be given; and after due deliberation and sufficient cause therefore, it is hereby:

ORDERED, that the Motion is granted; and it is further

ORDERED, that the Debtors are authorized, in the reasonable exercise of their business judgment, to: (i) designate, maintain and continue to use, with the same account numbers, all of their respective depository, concentration, disbursement and other bank accounts in existence on the Petition Date, including, without limitation, those accounts identified on Exhibit C of the Motion (collectively, the “Bank Accounts”); (ii) use, in their present form, all correspondence and business forms (including, but not limited to, letterhead, purchase orders, invoices, etc.) as well as checks existing immediately before the Petition Date, without reference to their status as debtors-in-possession, and other documents related to the Bank Accounts and (iii) treat the Bank Accounts for all purposes as accounts of the Debtors as debtors-in-possession; and it is further

ORDERED, that the Debtors are authorized to continue utilizing their integrated Cash Management System to manage their cash, to pay intercompany payables and to extend intercompany credit and to pay any fees, costs and expenses owed to their Cash Management Banks that arise in the ordinary course of business, in a manner consistent with the Debtors’ prepetition practices; and it is further

ORDERED, that the Cash Management Banks are hereby authorized and directed to continue to service and administer all such accounts as accounts of the relevant Debtor as debtor-in-possession without interruption and in the usual and ordinary course, and to receive, process, honor and pay any and all checks, drafts, wires or automated clearing house transfers

(the “ACH Payments”), or any other electronic transfer requests made on, the Bank Accounts after the Petition Date by the holders or makers thereof, as the case may be, and are authorized to debit the Bank Accounts in the ordinary course for any returned items or other obligations arising in connection with the provision of cash management or treasury services to the Debtors, regardless of whether such returned items or obligations arose prior to or after the Petition Date; and it is further

ORDERED, that except for those checks that may be honored and paid to comply with any order(s) of this Court authorizing payment of certain prepetition claims, no checks or drafts issued on the Bank Accounts before the Petition Date but presented for payment after the Petition Date shall be honored or paid; and it is further

ORDERED, that notwithstanding any other provision of this Order to the contrary, no Cash Management Bank that honors a prepetition check or other item drawn on any account that is the subject of this Order (a) at the direction of the Debtors, (b) in a good faith belief that the Court has authorized such prepetition check or item to be honored or (c) as the result of an innocent mistake made despite implementation of reasonable item handling procedures, shall be deemed to be liable to the Debtors or their estates or otherwise in violation of this Order; and it is further

ORDERED, that nothing contained herein shall prevent the Debtors from opening any new bank accounts or closing any existing bank accounts as they may deem necessary and appropriate, provided that prompt notice of any such account closing or opening is provided to the United States Trustee and to any Official Committee appointed in this case; and it is further

ORDERED, that, for all purposes in this Order, any and all accounts opened by the Debtors on or after the Petition Date at any Bank shall be deemed a Bank Account (as if it had been opened prior to the Petition Date and listed on Exhibit C to the Motion) and any and all Banks at which such accounts are opened shall similarly be subject to the rights and obligations of this Order; and it is further

ORDERED, that each Debtor is authorized to continue to use their existing business and correspondence forms without alteration and without the designation “Debtor-in-Possession” imprinted upon them, provided, however, that following the depletion of the Debtors’ business form stock, the Debtors will obtain new business forms stock reflecting their status as debtors-in-possession; and it is further

ORDERED, that the Debtors are authorized to make disbursements from the Bank Accounts other than by check, to the extent consistent with the Debtors’ existing cash management practices; and it is further

ORDERED, that effective nunc pro tunc to the Petition Date, the Cash Management Banks shall be and hereby are authorized and directed to receive, process, honor and pay any and all prepetition and post-petition checks drawn on and electronic transfers authorized for payment by the Court; and it is further

ORDERED, that the Debtors are authorized to invest and deposit funds in accordance with their established deposit practices in effect as of the commencement of these cases and, to the extent such deposit practices are not consistent with the requirements of Section 345(b) of the Bankruptcy Code or of the U.S. Trustee Operating Guidelines for Chapter 11 Cases, such requirements are waived for sixty days, on an interim basis only, without prejudice to the Debtors’ right to seek a further interim waiver or final waiver; and it is further

ORDERED, that the Debtors are authorized, but not directed, to invest and deposit funds in the Investment Accounts, in accordance with their prepetition practices, notwithstanding that this practice may not strictly comply with the requirements of Section 345 of the Bankruptcy Code for the sixty (60) day postpetition period; and it is further

ORDERED, that the Debtors are hereby relieved from the obligation under Section 345(b) of the Bankruptcy Code of obtaining a bond from the entities with which the Debtors deposit or invest money, for the sixty (60) day postpetition period; and it is further

ORDERED, that, pursuant to Section 364(b) of the Bankruptcy Code, all Intercompany Claims arising after the Petition Date owed by an individual Debtor to another individual Debtor or non-debtor affiliate shall be accorded administrative priority status of the kind specified in Sections 503(b) and 507(a) of the Bankruptcy Code; and it is further

ORDERED, that the Debtors are authorized, in their sole discretion, in the reasonable exercise of their business judgment, to loan estate property to the Canadian Debtor Affiliates; provided, however, that such amounts loaned shall be recorded on the Debtors’ books and records as loans; and it is further

ORDERED, that notwithstanding anything to the contrary contained herein, any payment to be made, or authorization contained, hereunder shall be subject to the requirements imposed on the Debtors under any approved debtor-in-possession financing facility, or budget in connection therewith, or any order regarding the use of cash collateral; and it is further

ORDERED, that to the extent any provision herein is inconsistent with any Court-approved debtor-in-possession financing agreements or orders of this Court approving the same, such agreements or orders shall govern; and it is further

ORDERED, that the Debtors are authorized, but not required, to continue performing under and honoring their respective obligations and commitments under the Intercompany Transactions; and it is further

ORDERED, that the Debtors shall continue to maintain records with respect to transfers of cash in a manner consistent with historical practices, so that transactions can be ascertained, traced, and recorded properly on all intercompany accounts; and it is further

ORDERED, that the Debtors shall cause a copy of this Order to be served on all of the banks at which any Bank Account is maintained within five business days of the date hereof; and it is further

ORDERED, that any requirements to establish separate accounts for cash collateral and/or tax payments are waived; and it is further

ORDERED, that the Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order; and it is further

ORDERED, that Rule 6003(b) of the Federal Rules of Bankruptcy Procedure has been satisfied because the relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors; and it is further

ORDERED, that notwithstanding the possible applicability of Rules 6004(h) of the Federal Rules of Bankruptcy Procedure, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry; and it is further

ORDERED, that this Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated: June 18, 2009

            Wilmington, Delaware

/s/ Mary F. Walrath
Mary F. Walrath United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: EDDIE BAUER HOLDINGS, INC., et al.,[3] Debtors.	Chapter 11 Case No. 09-12099 ( ) Joint Administration Pending

MOTION OF THE DEBTORS (A) AUTHORIZING THE CONTINUED USE OF

EXISTING CASH MANAGEMENT SYSTEM, BANK ACCOUNTS, BUSINESS FORMS

AND INVESTMENT GUIDELINES; (B) GRANTING POSTPETITION

INTERCOMPANY CLAIMS ADMINISTRATIVE STATUS AND (C) AUTHORIZING

CONTINUED INTERCOMPANY ARRANGEMENTS AND HISTORICAL PRACTICES

The above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) file this motion (the “Motion”) for entry of an order (the “Order”), (a) authorizing and approving the Debtors to continue to use their existing cash management system (the “Cash Management System”), bank accounts, business forms and investment guidelines; (b) granting postpetition intercompany claims administrative status and (c) authorizing the Debtors’ to continue intercompany arrangements and historical practices (the “Motion”).4 In support of this Motion, the Debtors respectfully state as follows:5

JURISDICTION

1. The Court has jurisdiction over this Motion under 28 U.S.C. §§ 157 and 1334. This matter is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2). Venue of this proceeding and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

[3]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eddie Bauer Holdings, Inc., a Delaware corporation (2352); Eddie Bauer, Inc., a Delaware corporation (9737); Eddie Bauer Fulfillment Services, Inc., a Delaware corporation (0882); Eddie Bauer Diversified Sales, LLC, a Delaware limited liability company (1567); Eddie Bauer Services, LLC, an Ohio limited liability company (disregarded), Eddie Bauer International Development, LLC, a Delaware limited liability company (1571); Eddie Bauer Information Technology, LLC, a Delaware limited liability company (disregarded); Financial Services Acceptance Corporation, a Delaware corporation (7532); and Spiegel Acceptance Corporation, a Delaware corporation (7253). The mailing address for Eddie Bauer Holdings, Inc. is 10401 N.E. 8th Street, Suite 500, Bellevue, WA 98004. On or about the Petition Date, Eddie Bauer of Canada, Inc. and Eddie Bauer Customer Services, Inc., affiliates of the Debtors, commenced a proceeding before the Superior Court of Justice, Commercial List, for the Judicial District of Ontario, for a plan of compromise or arrangement under the Companies’ Creditors Arrangement Act.

[4]	A copy of the Order is attached hereto as Exhibit A.

[5]

The facts and circumstances supporting this Motion are set forth in the Declaration of Marvin Edward Toland of Eddie Bauer Holdings, Inc., in Support of First Day Motions (the “First Day Declaration”) filed contemporaneously herewith.

2. The statutory bases for the relief requested herein are Sections 105(a), 345, 363, 364, 503, 507, 1107 and 1108 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”).

BACKGROUND

3. On June 17, 2009 (the “Petition Date”), Eddie Bauer Holdings, Inc. and each of its Debtor affiliates filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”). The Debtors intend to continue in the possession of their respective properties and the management of their respective businesses as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Debtors have requested that these Chapter 11 Cases be consolidated for procedural purposes. As of the date hereof, no trustee, examiner or statutory committee has been appointed in these Chapter 11 Cases.

4. Subsequent to the commencement of these Chapter 11 Cases, the Debtors’ two Canadian affiliates – Eddie Bauer of Canada, Inc. and Eddie Bauer Customer Services, Inc. (the “Canadian Debtor Affiliates”) – will seek recognition of the Debtors’ Chapter 11 Cases in a Canadian Court as “foreign proceedings” pursuant to Section 18.6 of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended. In addition to staying proceedings against the Canadian Debtor Affiliates in Canada, such recognition by the Canadian Court will allow certain orders of this Court to be in full force and effect in the same manner and in all respects as if they had been made by the Canadian Court. Due to the integrated management of the Canadian Debtor Affiliates with the Debtors’ U.S. operations, as well as the role that the Canadian Debtor Affiliates play in the Debtors’ overall prepetition debt structure, these Chapter 11 Cases will function as the main proceedings with respect to the Canadian Debtor Affiliates.

5. As further detailed in the First Day Declaration, the Debtors and the Canadian Debtor Affiliates6 are a publicly traded general merchandise and specialty retailer that offers men’s and women’s outerwear, apparel, accessories and gear for an active outdoor lifestyle through catalogs, e-commerce sites and over 370 retail and outlet stores. The Debtors have 556 full-time, part-time, and temporary employees in their corporate headquarters, and 7,144 full-time, part-time, and temporary retail and distribution employees. The Canadian Affiliates have over 950 full-time, part-time, and temporary employees working in management, retail and customer service.

THE PROPOSED 363 SALE

6. Due to (i) Debtors’ and Debtors’ lenders inability to agree upon the terms of a consensual restructuring, (ii) the Debtors’ need to reduce debt load and interest expenses, and (iii) the Debtors’ mounting concerns regarding the potential deterioration of their businesses – and accompanying degradation in value – stemming from rumors in the marketplace about the Debtors’ liquidity and viability, the Debtors have determined that the value of their estates would be best maximized and preserved through a sale process (the “Sale”). Therefore, the Debtors have negotiated a going-concern Sale of their businesses and assets (the “Assets”) to Rainier Holdings LLC as the stalking horse bidder (the “Stalking Horse Bidder”) pursuant to an asset purchase agreement and commenced these Chapter 11 Cases to implement the Sale pursuant to

[6]

The Debtors also have a non-debtor affiliate located in Hong Kong named Pacific NW Sourcing Co. This affiliate was created in 2008 to act as a purchasing agent in Asia. However, it is not currently fully operational, has no assets and has few, nominal liabilities.

Section 363 of the Bankruptcy Code, subject to a competitive Sale process and the solicitation of higher and/or otherwise better offers. The Debtors believe that unless the Sale is expeditiously consummated, whether to the proposed Stalking Horse Bidder or to a purchaser submitting a higher or otherwise better offer, there will be significant value deterioration. Consequently, the Debtors have determined that it is in the best interest of their estates, creditors and other parties-in-interest to move forward with the Sale process.

7. The events leading up to the Petition Date and the Sale and the facts and circumstances supporting the relief requested herein are more fully set forth in the First Day Declaration.

RELIEF REQUESTED

8. By this Motion, the Debtors seek entry of an order (a) authorizing and approving the Debtors continued use of their existing Cash Management System, bank accounts, business forms and investment guidelines; (b) granting postpetition intercompany claims administrative status and (c) authorizing the Debtors to continue intercompany arrangements and historical practices. In connection with this relief, the Debtors also request a waiver of certain guidelines established by the Office of the United States Trustee for the District of Delaware (the “UST”) that require the Debtors to close all prepetition bank accounts, open new accounts designated as debtor-in-possession accounts and provide new business forms and stationary. The Debtors submit that the relief requested herein will help to ensure the Debtors’ orderly entry into chapter 11 and avoid many of the possible disruptions and distractions that could divert the Debtors’ attention from more pressing matters during the initial days of these Chapter 11 Cases.

BASIS FOR RELIEF

I. DESCRIPTION OF THE DEBTORS’ CASH MANAGEMENT SYSTEM

9. The Debtors’ business and financial affairs are complex, requiring the collection, disbursement and movement of funds through numerous bank accounts throughout the United States and Canada. The UST has established certain operating guidelines for debtors-in-possession relating to cash management systems (the “UST Guidelines”). The UST Guidelines require debtors, among other things, to establish one debtor-in-possession account for all estate monies required for the payment of taxes (including payroll taxes), to close all existing bank accounts and open new debtor-in-possession accounts, to maintain a separate debtor-in-possession account for cash collateral and to obtain checks that bear the designation “debtor-in-possession” and reference the bankruptcy case number and type of account on such checks. Enforcement of the UST Guidelines in these Chapter 11 Cases would severely disrupt the Debtors’ financial operations and be antithetical to the stabilization of the Debtors’ operations and to their all-important ability to maintain “business as usual.” This disruption, in turn, would jeopardize the Debtors’ ability to maximize value for their estates and creditors through a sale of their businesses. To lessen the disruption caused by these Chapter 11 Cases and to maximize the value of the Debtors’ estates, it is essential that the Debtors be allowed to maintain their well-developed Cash Management System.

10. In the ordinary course of business the Debtors utilize a centralized cash management system controlled by Eddie Bauer, Inc. (“EBI”) in which all Debtors participate. Eddie Bauer of Canada Inc. (“EBC”), a Canadian Debtor Affiliate, controls the company’s Canadian bank accounts. The Cash Management System is funded by receipts and revenues generated primarily through the Debtors’ retail and outlet stores, e-commerce operations and telephonic and mail catalog transactions.

11. The flow of funds into the Cash Management System is described in detail below and in the flowchart of the Cash Management System attached hereto as Exhibit B. Under that system, the funds generated through the operations of Debtors and their Canadian Debtor Affiliates are deposited daily into depository accounts and thereafter, transferred to concentration accounts maintained at Bank of America (“BofA”) and Scotiabank in Canada (“Scotia”), respectively. The Debtors and EBC maintain multiple disbursement accounts from which obligations to vendors, employees and customers are paid. The majority of these accounts are funded by one of the concentration accounts. It is customary to have a separate disbursement sub-account for each type of obligation which sub-account is linked to the main controlled disbursement account to which it relates. These include such accounts as an accounts payable disbursement account in U.S. dollars, a payroll disbursement account for Canadian payroll or a customer refund account, as required.

12. A list of all of the Debtors’ and EBC’s bank accounts and the bank names and addresses (the “Bank Accounts”) are annexed hereto as Exhibit C. The Bank Accounts are described in detail below.

a. Cash Collection and Concentration – United States
BofA Master Concentration Account. The focal point of the Debtors’ Cash Management system is a master concentration account maintained at BofA by EBI (the “BofA Master Concentration Account”). The BofA Master Concentration Account pools all deposits for EBI and is the primary account that provides the funds for the BofA Master Disbursement Account (defined below). The BofA Master Concentration Account receives funds from two store depository concentration accounts, a retail bankcard depository concentration account, electronic transfers from various credit cards, wire transfers from credit card and corporate customers and transfers from separate depository accounts controlled by affiliate Debtors Eddie Bauer Fulfillment Services, Inc. (“EBFS”), Eddie Bauer Diversified Sales, LLC (“EBDS”) and Eddie Bauer International Development (“EBID”). The BofA Master Concentration Account also receives excess funds from the Canadian Master Concentration Account, maintained at Scotia in Canada by EBC (the “Scotia Canadian Master Concentration Account”).

Store Depository Accounts. EBI maintains approximately 15 local U.S. depository bank accounts (the “Store Depository Accounts”) at 14 banks (the “Store Depository Banks”) with branches located across 47 states. These accounts receive deposits from the Debtors’ approximately 336 U.S. stores. Sales at each of the Debtors’ U.S. retail stores are made by customers paying by cash, debit or credit card. Cash and checks received at each of the Debtors’ retail stores are deposited on a daily basis (or several times throughout a given week, depending on the location of the store and the time of year) into the Store Depository Accounts. Weekly deposits in the Store Depository Accounts range from approximately $4 million during peak selling seasons to approximately $1 million in non-peak periods. A list of the Store Depository Accounts is included in the list annexed hereto as Exhibit C.

Store Depository Concentration Accounts. The funds on deposit in the Store Depository Accounts are transmitted via automated clearing house drawdowns (“ACH”) on a daily basis to one of two BofA concentration accounts for the Store Depository Banks (the “Store Depository Concentration Accounts”). The funds from these concentration accounts are then transferred each day by ACH drawdowns into the BofA Master Concentration Account.

Card Depository Accounts. Retail Bankcard, Direct Bankcards, Amex, Discover and ADS Credit Deposits are collected in two separate depository accounts at BofA and transferred each day into the BofA Master Concentration Account. Corporate deposits and other credit card receipts are directly transferred by the remitting party through wire transfers and ACH drawdowns into the BofA Master Concentration Account.

Affiliate Debtor Depository Accounts. EBDS, EBFS and EBID all hold BofA depository accounts in their respective names and transfer deposits by ACH on a daily basis into the BofA Master Concentration Account.

b. Cash Collection and Concentration – Canada

Canadian Store Depository Accounts. EBC holds two local Canadian depository bank accounts (the “Canadian Store Depository Accounts”) at two separate Canadian banks (the “Canadian Store Depository Banks”) located across 8 provinces. These accounts receive deposits denominated in Canadian dollars from approximately 37 of EBC’s stores across Canada. Some deposits are made directly into the Scotia Canadian Master Concentration Account. Sales at each of EBC’s retail stores are made by customers paying by cash, debit or credit card and deposited on a daily basis into the Canadian Store Depository Accounts, maintained by the Canadian Store Depository Banks and the Scotia Canadian Master Concentration Account. A list of the Canadian Store Depository Accounts is also included in the list annexed hereto as Exhibit C.

Scotia Concentration Accounts. The funds on deposit in the Canadian Store Depository Accounts are transmitted via ACH drawdowns on a daily basis to one of two Scotia concentration accounts. These accounts are then emptied into the Scotia Canadian Master Concentration Account.

Canadian Card Depository Accounts. Canadian Amex payments are transferred by ACH drawdowns directly by the remitting party into the Scotia Canadian Master Concentration Account. Customer payments made by Canadian MasterCard, Visa and Debit cards are all held in separately named Scotia depository accounts and transferred daily into the Scotia Canadian Master Concentration Account.

c. Disbursements – United States

BofA Master Disbursement Account. EBI pays its obligations out of a master operating disbursement account maintained by BofA (the “BofA Master Disbursement Account”). Each morning, the company analyzes the day’s total disbursements and transfers required funds from the BofA Master Depository Concentration Account to the Master Disbursement Account.

BofA Disbursement Accounts. The BofA Master Concentration Account then funds the obligations of the Debtors and their Canadian Debtor Affiliates through wire and ACH transfers to various disbursement accounts established at BofA. These disbursement accounts are named for their separate purposes, including the Accounts Payable Electronic Disbursement Account, the Payroll Disbursement Account and the Refund Check Disbursement Account.

VEBA Benefit Accounts. The BofA Master Concentration Account also transfers funds into two VEBA Benefit tax exempt trust accounts. Funds transferred into the VEBA accounts include employee contributions made through payroll deductions as well as premiums paid by the Debtors as part of the Debtors’ benefits program. The VEBA accounts are then used to pay healthcare and FSA claims on behalf of the Debtors’ employees. One imprest account is held at Citibank and is used to process healthcare claims to CIGNA. CIGNA requires that the Debtors maintain a balance of $413,000 in this account. The second imprest account is held at JP Morgan Chase on behalf of EBFS and is used to process healthcare claims to United Healthcare (“UHG”). UHG requires that the Debtors maintain a balance of $76,000 in this account.

d. Disbursements – Canada

Scotia Canadian Master Disbursement Account. EBC and EBCS pays their Canadian obligations using two disbursement accounts. The first is a master disbursement account denominated in Canadian dollars and maintained at Scotia by EBC (the “Scotia Canadian Master Disbursement Account”). The Scotia Canadian Master Concentration Account directly funds the Scotia Canadian Master Disbursement Account and is used to pay for the obligations of the Canadian Debtor Affiliate’s payroll, customer refunds and accounts payable that are denominated in Canadian dollars.

USD Canadian Disbursement Account. A second disbursement account for EBC is held in U.S. dollars and maintained at BofA by EBC (the “USD Canadian Disbursement Account”) but funded by the BofA Master Depository Concentration Account. The USD Canadian Disbursement Account is used to pay EBC’s and EBCS’s accounts payable that are denominated in US dollars. Canadian receipts and disbursements are analyzed on a daily basis. Excess receipts that will not be required for short term payments are wired each day from the Scotia Canadian Master Concentration Account to the BofA Master Depository Concentration Account. When necessary, funds are also wired back to the Scotia Canadian Master Concentration Account to handle cash shortfalls.

e. Disbursements – International

Foreign Escrow Account. An escrow account used for payments to the Debtors’ logistics services provider, Expeditor’s International, is maintained at BofA by EBI (the “Foreign Escrow Account”). The Foreign Escrow Account is used to fund logistics services and payment of customs fees for the shipment of merchandise into the United States.

f. Investments

BofA Overnight Sweep Account. The Debtors maintain three accounts for investing excess cash with BofA. The first two accounts are short-term Overnight Investment Sweep Accounts (the “BofA Overnight Sweep Accounts”) which transfer daily excess balances from the BofA Master Concentration Account and the BofA Master Disbursement Account into Eurodollars overnight and returns these funds to the same accounts the following day.

BofA Directed Investment Account. The third account is an Investment Account maintained at Banc of America Securities (the “BofAS Directed Investment Account”). At the end of each business day, if a balance in excess of the discretionary balance remains in the BofA Master Concentration Account, the excess balance is transferred into the BofAS Directed Investment Account for investment in treasury funds. Amounts deposited in the BofAS Directed Investment Account are then transferred back to the Concentration Account, as cash is needed by the Debtors. The Directed Investment Account may only invest in “Permitted Investments,” as defined therein.[7]

[7]	See: Eddie Bauer, Inc. Investment Policy (authorized August 3, 2007).

II. CONTINUING THE DEBTORS’ INTEGRATED CASH MANAGEMENT IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES AND CREDITORS.

13. As stated above, and pursuant to 28 U.S.C. § 586, the UST generally requires a debtor-in-possession to (i) close all existing bank accounts upon filing of their chapter 11 petitions and to open new “debtor-in-possession” accounts in certain financial institutions designated as authorized depositories by the UST and (ii) maintain separate accounts for all estate monies required for cash collateral and the payment of taxes. However, in complex chapter 11 cases, such as these, courts in this district and other districts routinely grant chapter 11 debtors authority to continue utilizing existing cash management systems and treat requests for such authority as a relatively “simple matter.” In re Baldwin United Corp., 79 B.R. 321, 327 (Bankr. S.D. Ohio 1987). This is particularly true where, as here, the Chapter 11 Cases involve affiliated debtors with complex financial affairs. See, e.g., In re The Charter Co., 778 F.2d 617 (11 Cir. 1985). In chapter 11 cases such as these, courts in this circuit have recognized that allowing a debtor to maintain its existing cash management system is often appropriate. See, e.g., In re GWLS Holdings, Inc., Case No. 08-12430 (PJW) (Bankr. D. Del. Oct. 22, 2008); In re ACG Holdings, Inc., Case No. 08-11467 (CSS) (Bankr. D. Del. July 16, 2008); In re Pierre Foods, Inc., Case No. 08-11480 (KG) (Bankr. D. Del. Aug. 13, 2008); In re Tropicana Entm’t, LLC, Case No. 08-10856 (KJC) (Bankr. D. Del. May 6, 2008); In re Leiner Health Prods. Inc., Case No. 08-10446 (KJC) (Bankr. D. Del. Mar 12, 2008).

14. Allowing debtors to use their prepetition cash management systems is also entirely consistent with applicable provisions of the Bankruptcy Code. Delaware bankruptcy courts have recognized that an integrated cash management system “allows efficient utilization of cash resources and recognizes the impracticalities of maintaining separate cash accounts for the many different purposes that require cash.” In re Columbia Gas Sys., Inc., 136 B.R. 930, 934 (Bankr. D. Del. 1992), aff’d in part and rev’d in part, 997 F.2d 1039 (3d Cir. 1993), cert. denied sub nom Official Comm. of Unsecured Creditors v. Columbia Gas Transmission Corp., 510 U.S. 1110 (1994). The Third Circuit agreed, emphasizing the “huge administrative burden” and economic inefficiency of requiring the debtors to maintain all accounts separately. Columbia Gas, 997 F.2d at 1061; see also, In re Southmark Corp., 49 F.3d 1111, 1114 (5th Cir. 1995) (maintaining existing cash management system allows debtor “to administer more efficiently and effectively its financial operations and assets”).

15. The Debtors have utilized their Cash Management System substantially in its current structure as part of their ordinary, usual and essential business practices. The Cash Management System resembles those commonly employed by large retail enterprises comparable to Debtors’ size and complexity. Such large, complex retail businesses tend to use such systems because of the numerous benefits they provide, including the ability to: (a) quickly create status reports on the location and amount of funds, allowing management to track and control corporate funds; (b) invest idle cash at higher returns; (c) ensure cash availability and (d) reduce administrative expenses by facilitating the movement of funds. These controls are particularly important here, in a retail context, given the significant amount of cash that flows through the Debtors’ integrated Cash Management System.

16. Given the Debtors’ complex corporate and financial structure it would be difficult to establish an entirely new system of accounts and a new cash management system for each Debtor entity. For example, as described in more detail below, if the Debtors had to open separate accounts as debtors-in-possession and rearrange their Cash Management System, it would necessitate opening numerous new accounts for receipts, cash concentration and disbursements. The delays that would result from opening new accounts, revising cash management procedures, modifying technology systems and instructing customers and other third parties to redirect payments would negatively impact the Debtors’ ability to operate their businesses while pursuing these arrangements.

17. Under these circumstances, maintaining the Debtors’ Cash Management System is both essential and in the best interests of the Debtors’ respective estates and creditors. Furthermore, preserving the “business as usual” atmosphere and avoiding the unnecessary distractions that would inevitably be associated with any substantial disruption in the Debtors’ Cash Management System will facilitate the Debtors’ Sale. The Debtors will continue their historical practice of maintaining records with respect to transfers of cash, so that transactions can be ascertained, traced and recorded properly on applicable intercompany accounts. For these reasons, the Debtors request the authority to continue to use their Cash Management System.

18. In conjunction with the authority to continue to use their Cash Management System, the Debtors request that no bank participating in the Cash Management System (collectively, the “Cash Management Banks”) that honors a prepetition check or other item drawn on any account that is the subject of this Motion (a) at the direction of the Debtors, (b) in a good faith belief that the Court has authorized such prepetition check or item to be honored or (c) as a result of an innocent mistake made despite implementation of reasonable item handling procedures, be deemed to be liable to the Debtors or to their estates on account of such prepetition check or other item being honored postpetition. The Debtors believe that such flexibility accorded the Cash Management Banks is necessary to induce the Cash Management Banks to continue providing cash management services without additional credit exposure.

III. THE DEBTORS SHOULD BE GRANTED AUTHORITY TO MAINTAIN THEIR EXISTING BANK ACCOUNTS

19. As stated above, the UST Guidelines require a chapter 11 debtor-in-possession to open new bank accounts (in certain financial institutions designated as authorized depositories by the UST) and close all existing accounts. These requirements are designed to provide a clear line of demarcation between prepetition and postpetition claims and payments and to help protect against the Debtors’ inadvertent payment of prepetition claims.

20. The Debtors seek a waiver of the UST requirement that their Bank Accounts be closed and that new postpetition bank accounts be opened. If enforced in these Chapter 11 Cases, the UST bank account closing requirement would cause enormous disruption in the Debtors’ businesses and would impair their efforts to effect a Sale. Specifically, the Debtors would be subject to significant administrative burdens and expenses if they were required to close and reopen new accounts, execute new signatory cards and/or depository agreements and create an entirely new manual system for issuing checks and paying postpetition obligations, as generally required by the UST Guidelines.

21. As described above, the Debtors’ Bank Accounts comprise an established cash management system that the Debtors must maintain in order to ensure smooth collections and disbursements in the ordinary course of their businesses. Therefore, to avoid delays in paying debts incurred postpetition, and to ensure a smooth transition into chapter 11, the Debtors should be permitted to continue to maintain the existing Bank Accounts and, if necessary, to open new accounts and close existing accounts in the normal course of business operations.

22. Furthermore, the Debtors have concurrently herewith filed a motion with this Court seeking authority to pay certain prepetition employee claims8 If such motion is granted by this Court, it will be essential for the Debtors to maintain their existing Bank Accounts, books

[8]	The complete title of the motion to pay certain prepetition employee claims is “Motion of the Debtors for Order Authorizing, But Not Directing, (A) The Debtors to Pay Certain Prepetition: (I) Wages, Salaries, and Other Compensation; (II) Employee, Medical and Similar Benefits; (III) Reimbursable Employee Expenses; (IV) Other Miscellaneous Employee Expenses and Benefits and (V) Independent Contractor Fees and Expenses and (B) Directing Banks to Receive, Process, Honor and Pay All Checks Presented for Payment and Electronic Payment Requests Relating to the Foregoing.”

and records and centralized Cash Management System in order to facilitate the relief requested in such motion. The continued use of the existing Bank Accounts, books and records and centralized Cash Management System will facilitate and streamline the Debtors’ ability to effect a Sale.

23. Accordingly, the Debtors request that this Court waive the strict enforcement of the requirement that the Debtors open new bank accounts. The Debtors further request that the Bank Accounts be deemed debtor-in-possession accounts and that the Debtors be authorized to maintain and continue using these accounts in the same manner and with the same account numbers, styles and document forms as those employed during the prepetition period.

24. In other cases, this Court has waived the strict enforcement of bank account closing requirements and replaced them with an alternative procedure that provides the same protection. See, e.g., In re GWLS Holdings, Inc., Case No. 08-12430 (PJW) (Bankr. D. Del. Oct. 22, 2008); In re ACG Holdings, Inc., Case No. 08-11467 (CSS) (Bankr. D. Del. July 16, 2008); In re Pierre Foods, Inc., Case No. 08-11480 (KG) (Bankr. D. Del. July 16, 2008); In re JHT Holdings, Inc., Case No. 08-11267 (BLS) (Bankr. D. Del. June 25, 2008); In re Tropicana Entm’t, LLC, Case No. 08-10856 (KJC) (Bankr. D. Del. May 6, 2008); In re Leiner Health Prods. Inc., Case No. 08-10446 (KJC) (Bankr. D. Del. Mar. 12, 2008); In re Delta Fin. Corp., Case No. 07-11880 (CSS) (Bankr. D. Del. Dec. 19, 2007).

25. The Debtors represent that, if the relief requested herein is granted, they will implement appropriate mechanisms to ensure that no payments will be made on any debts incurred by them prior to the Petition Date, other than those authorized by this Court. To prevent the possible inadvertent payment of prepetition claims, except those otherwise authorized by the Court, the Debtors will work closely with the Cash Management Banks to ensure appropriate procedures are in place to prevent checks issued prepetition from being honored absent this Court’s approval.

IV. THE DEBTORS SHOULD BE GRANTED AUTHORITY TO USE EXISTING BUSINESS FORMS AND CHECKS.

26. In the ordinary course of their businesses, the Debtors use a multitude of checks and other business forms, including certain pre-printed letterhead, purchase orders, invoices and other such related forms (the “Business Forms”). The Debtors request that they be authorized to continue to use all such Business Forms existing immediately before the Petition Date without reference to the Debtors’ status as debtors-in-possession.

27. By virtue of the nature and scope of the Debtors’ business operations and the large number of suppliers of goods and services with whom the Debtors deal on a regular basis, it is important that the Debtors be permitted to continue to use their existing checks and other business forms without alteration or change, except as requested herein. Indeed, because parties doing business with the Debtors undoubtedly will be aware of the Debtors’ status as a debtor-in-possession as a result of the large and highly publicized nature of these Chapter 11 Cases, changing business forms would be unnecessary and burdensome to the estates, as well as expensive and disruptive to the Debtors’ business operations.

28. In other large cases, this Court has allowed debtors to use their prepetition business forms without the “debtor-in-possession” label. See, e.g., In re GWLS Holdings, Inc., Case No. 08-12430 (PJW) (Bankr. D. Del. Oct. 22, 2008); In re ACG Holdings, Inc., Case No. 08-11467 (CSS) (Bankr. D. Del. July 16, 2008); In re Pierre Foods, Inc., Case No. 08-11480 (KG) (Bankr. D. Del. July 16, 2008); In re Tropicana Entm’t, LLC, Case No. 08-10856 (KJC) (Bankr. D. Del. May 6, 2008); In re Leiner Health Prods. Inc., Case No. 08-10446 (KJC) (Bankr. D. Del. Mar. 12, 2008); In re Delta Fin. Corp., Case No. 07-11880 (CSS) (Bankr. D. Del. Dec. 19, 2007).

29. Due to the burdensome tangible and intangible costs of replacing the Debtors’ Business Forms, the Debtors respectfully request that they be authorized to use their existing Business Forms for the duration of these Chapter 11 Cases.

V. THE DEBTORS SHOULD BE AUTHORIZED TO CONTINUE USING DEBIT, WIRE AND AUTOMATIC CLEARING HOUSE PAYMENTS.

30. The Debtors should be granted further relief from the UST Guidelines to the extent that they require the Debtors to make all disbursements by check. In particular, the UST Guidelines require that all disbursements of estate funds be by check with a notation representing the reason for the disbursement.

31. Considering the complexity of the Debtors’ operations, it is necessary for the Debtors to conduct transactions by debit, wire or ACH payments and other similar methods, as discussed above. To deny the Debtors the opportunity to conduct transactions by debit, wire or ACH payments or other similar methods would interfere with the Debtors’ performance of their contracts and unnecessarily disrupt the Debtors’ business operations, as well as create additional costs to the Debtors.

VII. REQUEST FOR A WAIVER OF THE DEPOSIT REQUIREMENTS OF 11 U.S.C. § 345(B)

32. The Debtors are requesting that the Court waive the requirements of 11 U.S.C. § 345(b) and permit them to maintain deposits in their accounts in accordance with their existing deposit practices.

33. Section 345(a) of the Bankruptcy Code authorizes deposits or investments of money of a bankruptcy estate, such as cash, in a manner that will “yield the maximum reasonable net return on such money, taking into account the safety of such deposit or investment.” 11

U.S.C. § 345(a). For deposits or investments that are not “insured or guaranteed by the United States or by a department agent or instrumentality of the United States or backed by the full faith and credit of the United States,” Section 345(b) of the Bankruptcy Code provides that the estate must require from the entity with which the money is deposited or invested a bond in favor of the United States secured by the undertaking of an adequate corporate surety. 11 U.S.C. § 345(b).9

34. A court may, however, relieve a debtor-in-possession of the restrictions imposed by Section 345(b) for “cause.” 11 U.S.C. § 345(b). Consistent with Section 345(b), Rule 2015-2(b) of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”) provides that “no waiver of the investment requirements of 11 U.S.C. § 345 shall be granted by the Court without notice and an opportunity for hearing in accordance with these Local Rules.” Nevertheless, Local Rule 2015-2(b) further provides that “if a motion for such waiver is filed on the first day of a chapter 11 case in which there are more than 200 creditors, the Court may grant an interim waiver until a hearing on the debtor’s motion can be held.” As this Motion is being filed on the first day of the Debtors’ Chapter 11 Cases and the Debtors have in excess of 200 creditors, the Debtors request that the Court enter an order waiving, on an interim basis, the requirements of Section 345(b) for sixty days, without prejudice to the Debtors’ ability to seek a further interim or final waiver.

[9]	Prior to the Petition Date, the Debtors hold two investment accounts, one at BofA and the other at Banc of America Securities, as described in Paragraph 7 above. Also prior to the petition date the Debtors were permitted to invest excess cash in accordance with the terms of the Eddie Bauer, Inc. Investment Policy (authorized August 3, 2007) as well as the specific terms of their credit facilities: (i) Section 6.8 of that certain Amended and Restated Term Loan Agreement dated as of April 4, 2007, among Eddie Bauer Holdings, Inc. (“Holdings”), Eddie Bauer, Inc. (“Borrower”), JPMorgan Chase Bank, N.A., and the other parties thereto; (ii) Section 9.9 of that certain Loan and Security Agreement dated as of June 21, 2005, as amended by that First Amendment to Loan and Security Agreement dated as of April 4, 2007 among Holdings, Borrower, and Bank of America, N.A., as agent and the other parties thereto; and any other credit facility outstanding as of the Petition Date.

35. Given the complexity of the Debtors’ Cash Management System and the relative security of the Cash Management System, the Debtors submit that cause exists to grant an interim sixty-day waiver of the requirements of Section 345(b) of the Bankruptcy Code. This Court previously has granted similar relief on numerous occasions. See, e.g., In re Pierre Foods, Inc., Case No. 08-11480 (KG) (Bankr r. D. Del. July 16, 2008); In re Tropicana Entm’t, LLC, Case No. 08-10856 (KJC) (Bankr. D. Del. May 6, 2008); In re Leiner Health Prods. Inc., Case No. 08-10446 (KJC) (Bankr. D. Del. Mar 12, 2008).

VII. DESCRIPTION OF THE DEBTORS’ POSTPETITION INTERCOMPANY CLAIMS.

36. The Debtors maintain business relationships with each other and with their Debtor Affiliates.10 As a result, the Debtors’ hold numerous intercompany claims and cross-border intercompany claims that reflect intercompany receivables and payments made in the ordinary course of the Debtors’ businesses throughout the United States and Canada (the “Intercompany Claims”). These include, but are not limited to:

Accrued interest. The Debtors owe interest between and among each other and their Canadian Debtor Affiliates on outstanding Intercompany Claims. Such interest is charged monthly based on the net Intercompany Claims outstanding at the end of the prior month.

Administrative fees. Certain Debtors and the Canadian Debtor Affiliates are charged administrative fees for services rendered to support Debtor’s affiliates, including some services associated with billing and accounts payable. Services and fees vary depending on the Debtor and the service provided, as defined in each intercompany agreement.

Centrally-billed expenses. In the ordinary course of business, the Debtors and Canadian Debtor Affiliates incur centrally billed expenses, such as insurance premiums, payroll, 401(k) payments, benefits, payroll taxes, other taxes (e.g., real estate, franchise sales, etc.), workman’s

[10]	Debtors also hold 100% ownership of a non-debtor affiliate subsidiary, Pacific North West Sourcing, (“PNS”) that was incorporated in Hong Kong to provide administrative support for Debtors’ product sourcing functions in Asia. However, since PNS does not operate its own bank account and has de minimis cash needs which are handled by the Debtors, PNS is not discussed in detail in this Motion.

compensation obligations and technology equipment. Centrally-billed expenses are then invoiced to each Debtor entity and charged through intercompany accounts.

Intercompany Transfers. In the ordinary course of business, the daily operations of the Debtors’ entities and Debtor Affiliates are funded via cash transfers between the concentration and disbursement accounts. These transfers consist of revenues earned and expenses incurred that are transferred to and from the concentration accounts in order to process and fund the ongoing operations of the Debtors and their Canadian Debtor Affiliates. These transfers are not related to any loans or outstanding obligations between Debtor entities and Debtor Affiliates.

Royalties. Royalties are charged either with reference to costs incurred or as a percentage of sales to certain Debtors and their Canadian Debtor Affiliates for the use of certain intellectual property of the Debtors.

37. Also, in many instances, the Debtors’ funds and Canadian Debtor Affiliates’ funds are commingled throughout the Cash Management System. Accordingly, at any given time, there may be Intercompany Claims owing between Debtors and their Canadian Debtor Affiliates. These transactions, including those examples listed above, are made between and among the Debtors and their Canadian Debtor Affiliates in the ordinary course of the Debtors’ and their Canadian Debtor Affiliates’ businesses as part of their Cash Management System (the “Intercompany Transactions”).11 The Debtors maintain records of all fund transfers and can ascertain, trace and account for Intercompany Transactions.

[11]	Because the Debtors engage in Intercompany Transactions on a regular basis and such transactions are common among enterprises similar to the Debtors’, the Debtors believe the Intercompany Transactions are ordinary course transactions within the meaning of Section 363(c)(1) and, thus, do not require the Court’s approval. Nonetheless, out of an abundance of caution, the Debtors are seeking express authority to engage in such transactions on a postpetition basis. Moreover, the continued performance of the ordinary course Intercompany Transactions is integral to ensure the Debtors’ ability to operate their businesses as debtors-in-possession. Were the Debtors to obtain the services they currently receive pursuant to the Intercompany Transactions on an isolated per-company basis, aside from incurring excessive financial burdens in identifying appropriate providers of these services and entering into individual agreements for providing these services, the Debtors would be required to divert their attention from their restructuring efforts and the smooth transition into operating as debtors-in-possession.

VIII. THE DEBTORS REQUEST THAT THE COURT ALLOW ADMINISTRATIVE EXPENSE STATUS FOR INTERCOMPANY CLAIMS AND FOR AUTHORIZATION TO CONTINUE PERFORMING UNDER THE INTERCOMPANY TRANSACTIONS AND HISTORICAL PRACTICES

38. As described above, the Debtors and their Canadian Debtor Affiliates engage in certain usual and customary business practices in the ordinary course of their businesses that govern the various intercompany relationships among the Debtors and their Canadian Debtor Affiliates, including, among other practices, incurring centrally-billed expenses, making and receiving payments on behalf of each other, and making intercompany loans. The Debtors believe that continued performance under the Intercompany Transactions is not only essential to their Sale prospects but is absolutely integral to ensure the Debtors’ ability to operate their businesses as debtors-in-possession. Were the Debtors required to obtain the services they currently receive under the Intercompany Transactions on a per company basis, aside from incurring excessive financial burdens in identifying appropriate providers of these services and entering into individual agreements for providing these services, the Debtors would be required to divert their attention and efforts from ensuring a smooth transition into the chapter 11 process and, ultimately, working towards a successful Sale. Moreover, as noted above, the services provided under the Intercompany Transactions are ordinary course.

39. Further, despite the fact that the Canadian Debtor Affiliates are self-funding on an aggregate basis, the cyclical nature of the retail industry and the need to build inventory before peak sales periods means that the Canadian Debtor Affiliates may incur cash deficits and require short-term financing on a periodic basis from the Debtors. Since the Canadian Debtor Affiliates do not carry any independent third-party funded debt they have historically met their short-term financing needs as well as some long-term capital expenditures by downstream loans provided by the Debtors using funds from their secured and unsecured financing facilities.

40. Without such short-term financing, the Canadian Debtor Affiliates would be unable to satisfy their commitments to existing vendors and suppliers, meet payroll and fund ordinary course operations. Such inability would, aside from endangering the overall value of the Debtors’ equity interest in the Canadian Debtor Affiliates, jeopardize the Debtors’ relationships with vendors and manufacturers in Canada and worldwide.

41. The Debtors’ current funding requirements are based on forecasts created by the Debtors in consultation with their financial advisor. Specifically, the Debtors forecast that the foreseeable funding requirements of the Canadian Debtor Affiliates over the next 90 days will be $6.0 million.

42. The Debtors’ Debtor-In-Possession Facility, memorialized by a Debtor-In-Possession Credit Agreement, contemplates and allows the Debtors to advance up to $7 million to the Canadian Debtor Affiliates (the “Permitted Loans”).

43. Absent the ability to timely provide short-term financing or pay prepetition intercompany claims, the Debtors may be forced to shut down certain Canadian Debtor Affiliates since such Debtor Affiliates may be unable to procure goods and services from their vendors and be forced to cease operation. This result would be disastrous for the Debtors for two principal reasons. First, the Debtors share many of the same vendors with their Canadian Debtor Affiliates so any disruption to the Canadian Debtor Affiliates’ relationships with vendors would likewise impair the Debtors relationships with vendors. This could disrupt the Debtors’ supply and distribution of goods in the United States as well as in Canada. Second, the Canadian Debtor Affiliates’ inability to timely provide merchandise to customers could lead customers to migrate to other Canadian competitors to the Debtors’ direct detriment.

44. The Debtors further submit that to the extent that they extend, receive, defer, subordinate or repay the permitted loans to or from Canadian Debtor Affiliates, they will (i) record such payments, subordination or receipts appropriately in their books and records; and (ii) provide such notice as is set forth in the Order.

45. Further, to ensure that each individual Debtor will not fund, at the expense of their creditors, the operations of another entity, or their Canadian Debtor Affiliates, the Debtors respectfully request that, pursuant to Bankruptcy Code Sections 503(b)(1) and 364(b), all Intercompany Claims against the Debtors by an affiliate debtor entity arising after the Petition Date, as a result of ordinary course Intercompany Transactions through the Cash Management System, be accorded administrative priority expense status. If Intercompany Claims are accorded administrative priority expense status, each entity utilizing funds flowing through the Cash Management System should continue to bear ultimate repayment responsibility for such ordinary course transactions.

46. Administrative expense treatment for intercompany transactions, as requested here, has been granted in other comparable chapter 11 cases in this District and in other districts. See, e.g., In re Intermet Corp., Case No. 08-11859 (KG) (Bankr. D. Del. Aug. 14, 2008) (granting administrative priority status to intercompany claims); In re Tropicana Entm’t, LLC, Case No. 08-10856 (KJC) (Bankr. D. Del. May 6, 2008); In re SemCrude, L.P., Case No. 08-11523 (BLS) (Bankr. D. Del. July 22, 2008) (approving an interim order with such relief); In re Pope & Talbot, Inc., Case No. 07-11738 (CSS) (Bankr. D. Del. Nov. 9, 2007); In re Joan Fabrics Corp., Case No. 07-10479 (CSS) (Bankr. D. Del. Apr. 11, 2007); In re Dura Automotive Systems, Inc., Case No. 06-11202 (KJC) (Bankr. D. Del. Nov. 20, 2006).

47. For the reasons discussed herein, the Debtors believe that the relief requested herein is necessary to allow the Debtors to preserve the value of key assets—their interests in the Canadian Debtor Affiliates by ensuring that the Canadian Debtor Affiliates can meet their collective commitments to vendors and customers and thus maximize value for the benefit of their estates and creditors. After careful analysis and in the exercise of their business judgment, the Debtors have determined, and respectfully submit, that for all of the foregoing reasons, the Court should authorize the Debtors to continue to perform under the Intercompany Transactions.

NOTICE

48. No trustee, examiner or creditors’ committee has been appointed in the Chapter 11 Cases. The Debtors have provided notice of this Motion to: (a) the United States Trustee for the District of Delaware; (b) counsel to administrative agent under the prepetition term loan facility; (c) counsel to the steering committee for the prepetition term lenders; (d) counsel to agent under the prepetition revolving credit facility; (e) counsel for the indenture trustee for the $75 million 5.25% convertible senior notes due 2014 and (f) the creditors listed on the Debtors’ consolidated list of 30 largest unsecured creditors, as filed with the chapter 11 petitions. In light of the nature of the relief requested, the Debtors submit that no further notice is required or needed under the circumstances.

49. A copy of the Motion is available on the Court’s website: www.deb.uscourts.gov. Additional copies of the Motion are available on the website of the Debtors’ proposed claims, noticing, soliciting and balloting agent, Kurtzman Carson Consultants, at www.kccllc.net/eddiebauer or can be requested by calling (866) 967-1781.

NO PRIOR REQUEST

50. No prior motion for the relief requested herein has been made to this or any other court.

WHEREFORE, the Debtors respectfully request the entry of an order, substantially in the form attached hereto as Exhibit A, authorizing and approving the Debtors to continue use of their existing cash management system (the “Cash Management System”), bank accounts, business forms and investment guidelines; (b) granting postpetition intercompany claims administrative status; (c) authorizing the Debtors’ to continue intercompany arrangements and historical practices and (d) granting such other and further relief as the Court deems appropriate.

Dated: June 17, 2009 Wilmington, Delaware	Respectfully Submitted,

/s/ Kara Hammond Coyle

Michael R. Nestor (No. 3526)

Kara Hammond Coyle (No. 4410)

YOUNG CONAWAY STARGATT & TAYLOR, LLP

1000 West Street, 17th Floor

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

-and-

David S. Heller

Josef S. Athanas

LATHAM & WATKINS LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, IL 60606

Telephone: (312) 876-7700

Facsimile: (312) 993-9767

-and-

Heather L. Fowler

LATHAM & WATKINS LLP

355 South Grand Avenue

Los Angeles, California 90071-1560

Telephone: (213) 485-1234

Facsimile: (213) 891-8763

PROPOSED ATTORNEYS FOR DEBTORS AND

DEBTORS-IN-POSSESSION

EXHIBIT A

Proposed Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: EDDIE BAUER HOLDINGS, INC., et al.,[1] Debtors.	Chapter 11 Case No. ________________ [Joint Administration Pending]

ORDER GRANTING MOTION (A) AUTHORIZING THE CONTINUED USE OF

EXISTING CASH MANAGEMENT SYSTEM, BANK ACCOUNTS, BUSINESS FORMS

AND INVESTMENT GUIDELINES; (B) GRANTING POSTPETITION

INTERCOMPANY CLAIMS ADMINISTRATIVE STATUS;

AND (C) AUTHORIZING CONTINUED PERFORMANCE UNDER

INTERCOMPANY ARRANGEMENTS AND HISTORICAL PRACTICES

Upon consideration of the motion (the “Motion”)2 of the Debtors for entry of an order (a) authorizing and approving the Debtors to continue use of their existing cash management system (the “Cash Management System”), bank accounts, business forms and investment guidelines; (b) granting postpetition intercompany claims administrative status and (c) authorizing the Debtors’ to continue intercompany arrangements and historical practices; and it appearing that the relief requested is in the best interests of the Debtors’ estates, their creditors and other parties-in-interest; and upon consideration of the First Day Declaration; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334;

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eddie Bauer Holdings, Inc., a Delaware corporation (2352); Eddie Bauer, Inc., a Delaware corporation (9737); Eddie Bauer Fulfillment Services, Inc., a Delaware corporation (0882); Eddie Bauer Diversified Sales, LLC, a Delaware limited liability company (1567); Eddie Bauer Services, LLC, an Ohio limited liability company (disregarded), Eddie Bauer International Development, LLC, a Delaware limited liability company (1571); Eddie Bauer Information Technology, LLC, a Delaware limited liability company (disregarded); Financial Services Acceptance Corporation, a Delaware corporation (7532); and Spiegel Acceptance Corporation, a Delaware corporation (7253). The mailing address for Eddie Bauer Holdings, Inc. is 10401 N.E. 8th Street, Suite 500, Bellevue, WA 98004. On or about the Petition Date, Eddie Bauer of Canada, Inc. and Eddie Bauer Customer Services, Inc., affiliates of the Debtors, commenced a proceeding before the Superior Court of Justice, Commercial List, for the Judicial District of Ontario, for a plan of compromise or arrangement under the Companies’ Creditors Arrangement Act.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

and it appearing that this Motion is a core proceeding pursuant to 28 U.S.C. § 157; and adequate notice of the Motion and opportunity for objection having been given; and it appearing that no other notice need be given; and after due deliberation and sufficient cause therefore, it is hereby:

ORDERED, that the Motion is granted; and it is further

ORDERED, that the Debtors are authorized, in the reasonable exercise of their business judgment, to: (i) designate, maintain and continue to use, with the same account numbers, all of their respective depository, concentration, disbursement and other bank accounts in existence on the Petition Date, including, without limitation, those accounts identified on Exhibit C of the Motion (collectively, the “Bank Accounts”); (ii) use, in their present form, all correspondence and business forms (including, but not limited to, letterhead, purchase orders, invoices, etc.) as well as checks existing immediately before the Petition Date, without reference to their status as debtors-in-possession, and other documents related to the Bank Accounts and (iii) treat the Bank Accounts for all purposes as accounts of the Debtors as debtors-in-possession; and it is further

ORDERED, that the Debtors are authorized to continue utilizing their integrated Cash Management System to manage their cash, to pay intercompany payables and to extend intercompany credit and to pay any fees, costs and expenses owed to their Cash Management Banks that arise in the ordinary course of business, in a manner consistent with the Debtors’ prepetition practices; and it is further

ORDERED, that the Cash Management Banks are hereby authorized and directed to continue to service and administer all such accounts as accounts of the relevant Debtor as debtor-in-possession without interruption and in the usual and ordinary course, and to receive,

2

process, honor and pay any and all checks, drafts, wires or automated clearing house transfers (the “ACH Payments”), or any other electronic transfer requests made on, the Bank Accounts after the Petition Date by the holders or makers thereof, as the case may be, and are authorized to debit the Bank Accounts in the ordinary course for any returned items or other obligations arising in connection with the provision of cash management or treasury services to the Debtors, regardless of whether such returned items or obligations arose prior to or after the Petition Date; and it is further

ORDERED, that except for those checks that may be honored and paid to comply with any order(s) of this Court authorizing payment of certain prepetition claims, no checks or drafts issued on the Bank Accounts before the Petition Date but presented for payment after the Petition Date shall be honored or paid; and it is further

ORDERED, that notwithstanding any other provision of this Order to the contrary, no Cash Management Bank that honors a prepetition check or other item drawn on any account that is the subject of this Order (a) at the direction of the Debtors, (b) in a good faith belief that the Court has authorized such prepetition check or item to be honored or (c) as the result of an innocent mistake made despite implementation of reasonable item handling procedures, shall be deemed to be liable to the Debtors or their estates or otherwise in violation of this Order; and it is further

ORDERED, that nothing contained herein shall prevent the Debtors from opening any new bank accounts or closing any existing bank accounts as they may deem necessary and appropriate, provided that prompt notice of any such account closing or opening is provided to the United States Trustee and to any Official Committee appointed in this case; and it is further

3

ORDERED, that, for all purposes in this Order, any and all accounts opened by the Debtors on or after the Petition Date at any Bank shall be deemed a Bank Account (as if it had been opened prior to the Petition Date and listed on Exhibit C to the Motion) and any and all Banks at which such accounts are opened shall similarly be subject to the rights and obligations of this Order; and it is further

ORDERED, that each Debtor is authorized to continue to use their existing business and correspondence forms without alteration and without the designation “Debtor-in-Possession” imprinted upon them, provided, however, that following the depletion of the Debtors’ business form stock, the Debtors will obtain new business forms stock reflecting their status as debtors-in-possession; and it is further

ORDERED, that the Debtors are authorized to make disbursements from the Bank Accounts other than by check, to the extent consistent with the Debtors’ existing cash management practices; and it is further

ORDERED, that effective nunc pro tunc to the Petition Date, the Cash Management Banks shall be and hereby are authorized and directed to receive, process, honor and pay any and all prepetition and post-petition checks drawn on and electronic transfers authorized for payment by the Court; and it is further

ORDERED, that the Debtors are authorized to invest and deposit funds in accordance with their established deposit practices in effect as of the commencement of these cases and, to the extent such deposit practices are not consistent with the requirements of Section 345(b) of the Bankruptcy Code or of the U.S. Trustee Operating Guidelines for Chapter 11 Cases, such requirements are waived for sixty days, on an interim basis only, without prejudice to the Debtors’ right to seek a further interim waiver or final waiver; and it is further

4

ORDERED, that the Debtors are authorized, but not directed, to invest and deposit funds in the Investment Accounts, in accordance with their prepetition practices, notwithstanding that this practice may not strictly comply with the requirements of Section 345 of the Bankruptcy Code for the sixty (60) postpetition period; and it is further

ORDERED, that the Debtors are hereby relieved from the obligation under Section 345(b) of the Bankruptcy Code of obtaining a bond from the entities with which the Debtors deposit or invest money, for the sixty (60) postpetition period; and it is further

ORDERED, that, pursuant to Section 364(b) of the Bankruptcy Code, all Intercompany Claims arising after the Petition Date owed by an individual Debtor to another individual Debtor or non-debtor affiliate shall be accorded administrative priority status of the kind specified in Sections 503(b) and 507(a) of the Bankruptcy Code; and it is further

ORDERED, that the Debtors are authorized, in their sole discretion, in the reasonable exercise of their business judgment, to loan estate property to the Canadian Debtor Affiliates; provided, however, that such amounts loaned shall be recorded on the Debtors’ books and records as loans; and it is further

ORDERED, that notwithstanding anything to the contrary contained herein, any payment to be made, or authorization contained, hereunder shall be subject to the requirements imposed on the Debtors under any approved debtor-in-possession financing facility, or budget in connection therewith, or any order regarding the use of cash collateral; and it is further

ORDERED, that to the extent any provision herein is inconsistent with any Court-approved debtor-in-possession financing agreements or orders of this Court approving the same, such agreements or orders shall govern; and it is further

5

ORDERED, that the Debtors are authorized, but not required, to continue performing under and honoring their respective obligations and commitments under the Intercompany Transactions; and it is further

ORDERED, that the Debtors shall continue to maintain records with respect to transfers of cash in a manner consistent with historical practices, so that transactions can be ascertained, traced, and recorded properly on all intercompany accounts; and it is further

ORDERED, that the Debtors shall cause a copy of this Order to be served on all of the banks at which any Bank Account is maintained within five business days of the date hereof; and it is further

ORDERED, that any requirements to establish separate accounts for cash collateral and/or tax payments are waived; and it is further

ORDERED, that the Debtors are authorized and empowered to take all actions necessary to implement the relief granted in this Order; and it is further

ORDERED, that Rule 6003(b) of the Federal Rules of Bankruptcy Procedure has been satisfied because the relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtors; and it is further

ORDERED, that notwithstanding the possible applicability of Rules 6004(h) of the Federal Rules of Bankruptcy Procedure, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry; and it is further

ORDERED, that this Court retains jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated: ____________________, 2009
Wilmington, Delaware

United States Bankruptcy Judge

6

BANK ACCOUNT CASHFLOW CHART, CONTINUED

CANADIAN OPERATIONS

To US Entities
From US Entities
Transfers to
BofA Master Concentration
Account
#xxxxxxx6436
Canadian Card Depository
Accounts
Canadian M/C Depository
Scotia ZBA #xxxxx xxxx5312
Canadian Visa Depository
Scotia ZBA #xxxx xxxx8713
Debit Card Depository
Scotia ZBA #xxxxx xxxx4716
Canadian Amex Deposits
Canadian Store
Depository
Accounts (2)
Canadian Disbursement
Accounts
Eddie Bauer of Canada
AP Disbursements
USD Acct
Scotia #xxxxx xxxx8118
Eddie Bauer of Canada
USD Disbursement Account
BofA ZBA USD #xxxxxx6431
Ceridian
Canadian Payroll
CIBC #xxx2917
Eddie Bauer of Canada
Scotia Canadian Master
Concentration Account
#xxxxx xxxx6914
Canadian Refund Checks
CAD Scotia
#xxxxx xxxx7412
Eddie Bauer of Canada
Scotia Canadian
Master Disbursement Account
#xxxxx xxxx1710
Canadian
CAD AP Disbursements
Key:
Bank Acct
Depository or
Disbursement
Function

Bank Accounts

Account Holder	Country	Account Description	Account Number	Currency	Bank Name	Address	Contact	Contact Phone
EB Canada	CAN	Canadian Wires (USD)	xxxxxx6431	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Canada	CAN	Master Disbursement	xxxxxxx1710	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	Concentration Account	xxxxxxx6914	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	AP Disbursement (USD)	xxxxxxx8118	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	Refund Checks	xxxxxxx7412	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	MasterCard Depository	xxxxxxx5312	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	Debit Card	xxxxxxx4716	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	Visa Depository	xxxxxxx8713	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	Payroll	xxxxxxx3715	CDN	Bank of Nova Scotia	Scotia Capital, 3rd Floor, 650 West Georgia St, PO Box 11502, Vancouver BC V6B 4P6	Margo VanStiphout	778-327-6094

EB Canada	CAN	Store Depository	xxx2023	CDN	Royal Bank of Canada	Royal Bank of Canada, 672 Park Royal North, West Vancouver BC V7T 1H9		800-769-2520

EB Canada	CAN	Store Depository	xxxxxx6791	CDN	Toronto Dominion	Toronto Dominion, PO Box 2141, Calgary Alberta T2P 2M7		780-488-8000

EB Dvrsfd	US	Lockbox Depository	xxxxxx0031	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Investment Acct	xxxxxx9119	USD	Banc of America Securities	Banc of America Securities, WA1-501-34-60, 800 Fifth Ave, 34th Floor, Seatte WA 98104-3185	Stephen Francis	206-358-5343

EB Inc	US	Payroll Controlled Disbursement	xxxxxx3515	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	S/T Overnight Investment	xxx xxxxxx6436	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	S/T Overnight Investment	xxx xxxxxx1135	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Master Depository Concentration	xxxxxx6436	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Master Disbursement	xxxxxx1135	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Retail Bankcard Depository	xxxxxx6375	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	ACH/Wire Disbursement	xxxxxx6394	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Store Depository Drawdown	xxxxxx6399	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

Account Holder	Country	Account Description	Account Number	Currency	Bank Name	Address	Contact	Contact Phone
EB Inc	US	AP Positive Pay Disbursement	xxxxxx4654	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Refund Positive Pay Disbursement	xxxxxx4670	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Photo Shoot	xxxxxx0685	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Workmans Comp Disbursement	xxxxxx3523	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Store Depository Account	xxxxxx9791	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EB Inc	US	Store Depository Account	xx2638	USD	Bank of Jackson Hole	Bank of Jackson Hole, PO Box 7000, Jackson WY 83002		307-733-8064

EB Inc	US	Store Depository Account	xxxxx2267	USD	Capital One	Capital One, PO Box 61540, New Orleans LA 70161		800-262-5689

EB Inc	US	CIGNA VEBA Imprest	xxxx8273	USD	CitiBank	CIGNA Healthcare, 900 Cottage Grove Rd, Hartford CT 06152	Wynter Hawkins-Dale	860-226-1612

EB Inc	US	Store Depository Account	xxxxxx9138	USD	Fifth Third	38 Fountain Square Plaza, MD 109055, Cincinnati, OH 45202	Ashley Colmenero	513-534-6474

EB Inc	US	Store Depository Account	xxxxx5704	USD	First Commonwealth	First Commonwealth, PO Box 400, Indiana PA 15701		800-711-2265

EB Inc	US	Store Depository Account	xxxxx5767	USD	JP Morgan Chase	JP Morgan Chase Bank, 1999 Ave of the Stars, Fl 27, LA CA 90067-6022	Tom Etzel	310-860-7068

EB Inc	US	Store Depository Account	xxxxxxxx0108	USD	Key Bank	KeyBank, Mailcode:WA-31-18-0512, 601 108th Ave NE, Bellevue WA 98004	Arlene Worrell	425-709-4582

EB Inc	US	Store Depository Account	xxxxx6400	USD	MB Financial	MB Financial Bank, 6111 N River Road, Rosemont IL 60018	Jill Ferguson	847-653-1052

EB Inc	US	Store Depository Account	xxxxx1401	USD	National City Bank	National City Bank, PO Box 8043, Royal Oak MI 48068-8043		800-925-9259

EB Inc	US	Store Depository Account	xxxxx9183	USD	National City Bank	National City Bank, 116 Allegheny Center Mall, Pittsburgh PA 15212		800-352-0186

EB Inc	US	Store Depository Account	xxxxxx5994	USD	PNC Bank	PNC Bank, Two Tower Center 17th Floor, East Brunswick NJ 08816		877-824-5001

EB Inc	US	Store Depository Account	xxxxxx5829	USD	United Missouri	UMB, PO Box 419226, Kansas City MO 64141		816-860-5755

EB Inc	US	Store Depository Account	xxxxxxxx3152	USD	US Bank	US Bank, 461 Fifth Ave, 7th Floor, NY NY 10017	Cynthia Chu	646-935-4525

EB Inc	US	Store Depository Account	xxxxxx0139	USD	Wells Fargo	Wells Fargo, MAC P6540-11E, 999 Third Ave, 11th Floor, Seattle WA 98104	Deborah Watson	206-292-3668

EB Inc	US	Store Depository Account	xxxx5122	USD	Wilmington Trust	Wilmington Trust Co, 1100 N Market St, Wilmington DE 19890-0001		800-523-2378

EB Inc	US	Expeditors Escrow Account	xx0679	USD	Bank of America	Bank of America, 135 S. LaSalle Street, Suite 1840, Chicago, IL 60603	Patrice Emery	312-904-1286

EB Intl Dev.	US	Depository	xxxxxx0036	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

Account Holder	Country	Account Description	Account Number	Currency	Bank Name	Address	Contact	Contact Phone
EBFS	US	EBFS ACH/Wire Disbursement	xxxxxx7561	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EBFS	US	EBFS Remote Depository Account	xxxxxx0556	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EBFS	US	EBFS AP Positive Pay Disbursement	xxxxxx4471	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EBFS	US	EBFS Payroll	xxxxxx4489	USD	Bank of America	Bank of America, CA5-705-09-31, 555 California St, 9th Floor, SF CA 94104-1503	Kathy Stephens	415-913-3638

EBFS	US	UHG Benefits Disbursement	xxxxx1970	USD	JP Morgan Chase	JP Morgan Chase Bank, 1999 Ave of the Stars, Fl 27, LA CA 90067-6022	Tom Etzel	310-860-7068

SAC	US	SAC for the Benefit of BNY	xx5020	USD	The Bank of New York Mellon	The Bank of New York Mellon, 2 N. LaSalle, Ste 1020, Chicago, IL 60602	David Hill	312-827-8540

SAC	US	SAC Spiegel Trust	xxxxxx6525	USD	Deutsche Bank	Deutsche Bank Trust, C/O DB Services Tennessee Inc, Trust & Securities Operations, PO Box 305050, Nashville TN 37230		212-250-4682

In re: Eddie Bauer Holdings, Inc., et al.,	Case No. 09-10299 (MFW)
Debtors	Chapter 11
Jointly Administered

SCHEDULE OF RETAINERS PAID TO PROFESSIONALS

(This schedule is to include each Professional paid a retainer)

	Check		Name of Payor	Amount (1)	Amount Applied to Date	Balance
Payee	Date	Number
Alvarez and Marsal North America, LLC	05/13/09	Wire	Eddie Bauer, Inc.	$200,000	$178,118	$21,882
Alvarez and Marsal North America, LLC	06/10/09	Wire	Eddie Bauer, Inc.	200,000	—	200,000
Kurtzman Carson Consultants LLC	06/08/09	Wire	Eddie Bauer, Inc.	40,000	—	40,000
Latham & Watkins LLP (2)	12/19/08	Wire	Eddie Bauer, Inc.	50,000	—	50,000
Latham & Watkins LLP (2)	04/28/09	Wire	Eddie Bauer, Inc.	200,000	—	200,000
Latham & Watkins LLP (2)	06/01/09	Wire	Eddie Bauer, Inc.	250,000	—	250,000
Latham & Watkins LLP (2)	06/09/09	Wire	Eddie Bauer, Inc.	250,000	—	250,000
Peter J. Solomon Company	06/16/09	Wire	Eddie Bauer, Inc.	250,000	—	250,000
Young Conaway Stargatt & Taylor, LLP	06/11/09	Wire	Eddie Bauer, Inc.	150,000	60,118	89,882

(1)	The retainer amounts listed here are as set forth in the Debtors’ records. Any variance between these amounts and the retainer amounts listed in the Retention Application may be the result of portions of the retainers being applied to outstanding invoices when received, and therefore not considered as part of a retainer or advance by the professional under the Retention Application.

(2)	Retainer balances shown for Latham & Watkins LLP do not include the application of any fees and expenses incurred from 6/1/09 - 6/16/09.